SECURITIES AND EXCHANGE COMMISSION

                    	Washington, DC 20549



                    	      FORM 8-K

                     	   CURRENT REPORT
             	  PURSUANT TO SECTION 13 OR 15(D) OF
                THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 1998



          		FIRST ENTERPRISE FINANCIAL GROUP, INC.
       (Exact Name of Registrant as Specified in Charter)



ILLINOIS                    0-21075                  36-3688499
(State or other   (Commission File Number)  (IRS Employer Identification No.)
Jurisdiction of
Incorporation)

                         500 DAVIS STREET, SUITE 1005
                              EVANSTON, ILLINOIS            60201
               (Address of Principal Executive Office)   (Zip Code)


      Registrant's telephone number, including area code:  (847) 866-8665



                        NOT APPLICABLE
 (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

    On  March  31,  1998, First Enterprise Financial Group,
Inc. (the "Registrant")  announced that the three companies
for  which  the  Registrant  provides  servicing  of  motor
vehicle  installment  sale  contracts   have   advised  the
Registrant  that  each  of  them  intends to terminate  the
Registrant's servicing obligations  under various Servicing
Agreements and transfer those servicing  obligations  to  a
replacement  servicing  company.   The  Registrant has been
informed that the transfer of servicing will be concluded during April 1998. After that time, the Registrant will have no income to support its operations. The Registrant does not anticipate that it will be able to obtain additional financing for continued operations and thus will cease all operations. Based upon preliminary indications, the Registrant believes that it is unlikely that any assets will remain for distribution to the common shareholders in the event of a liquidation. The Registrant announced on March 12, 1998 that it and its wholly owned subsidiary, First Enterprise Acceptance Company, had each filed a petition in the United States Bankruptcy Court for the Northern District of Illinois for protection under Chapter
11 of the United States Bankruptcy Code.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   FIRST ENTERPRISE FINANCIAL
                                   GROUP, INC.
                                   (Registrant)


                                   By:  /S/ MICHAEL P. HARRINGTON
                                        Michael P. Harrington
                                        President, Chief Executive Officer
                                            and Director


     Dated: April 2, 1998